Exhibit 99.1

HUDSON TECHNOLOGIES ENTERS INTO NEW REVOLVING CREDIT FACILITY AND

ANNOUNCES DEFINITIVE AMENDMENTS TO EXISTING TERM LOAN CREDIT FACILITY

PEARL RIVER, NY – December 19, 2019 – Hudson Technologies, Inc. (NASDAQ: HDSN) today announced that it has entered into a new revolving credit facility with Wells Fargo Bank, National Association, which provides up to $60 million in borrowing capacity from time to time, subject to a borrowing base. In conjunction with entry into the Wells Fargo credit facility, the Company repaid in full its revolving loans from PNC Bank, National Association and the revolving credit facility with PNC Bank was terminated. Furthermore, on December 19, 2019 Hudson entered into a Waiver and Fourth Amendment to its Term Loan Credit and Security Agreement (the “Fourth Amendment”).

Kevin Zugibe, Chairman and CEO of Hudson Technologies, stated, “We are pleased to have entered into a new revolving credit facility as well as to have successfully amended our existing term loan facility. We appreciate the support of our new and existing lending partners and the patience of our shareholders as we finalized these agreements and we look forward to driving improved operating performance as we enter 2020.”

The Fourth Amendment waived financial covenant defaults at June 30, 2019 and September 30, 2019 and amended the Term Loan Credit and Security Agreement to reset the maximum total leverage ratio financial covenant through December 31, 2021; reset the minimum liquidity requirement; and added a minimum LTM adjusted EBITDA covenant.

Additional details regarding the new revolving credit facility, the Fourth Amendment to the term loan facility, and related matters, will be provided in a Form 8-K to be filed with the Securities and Exchange Commission.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable solutions for optimizing performance and enhancing reliability of commercial and industrial chiller plants and refrigeration systems. Hudson's proprietary RefrigerantSide® Services increase operating efficiency, provide energy and cost savings, reduce greenhouse gas emissions and the plant’s carbon footprint while enhancing system life and reliability of operations at the same time. RefrigerantSide® Services can be performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies. Hudson also offers SMARTenergy OPS®, which is a cloud-based Managed Software as a Service for continuous monitoring, Fault Detection and Diagnostics and real-time optimization of chilled water plants. In addition, the Company sells refrigerants and provides traditional reclamation services for commercial and industrial air conditioning and refrigeration uses. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future including, without limitation, Hudson’s expectations with respect to the benefits, costs and other anticipated financial impacts of the ARI transaction; future financial and operating results of the Company; the Company’s ability to remain in compliance with the financial covenants in its credit agreements; and the Company’s plans, objectives, expectations and intentions with respect to future operations and services. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate ARI’s operations and any assets it acquires from other third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2018 and other subsequent filings with the Securities and Exchange Commission. Examples of such risks and uncertainties specific to the ARI transaction include, but are not limited to, the possibility that the expected benefits will not be realized, or will not be realized within the expected time period. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com